UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017 (July 6, 2017)

  M III ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-37796	47-4787177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 716-1491

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2017, the Board of Directors (the “Board”) of M III Acquisition Corp. (the “Company”) increased the size of the Board to five members and elected Christopher J. Pappano, 47, as a director of the Company, to serve until the Company’s 2018 annual meeting of stockholders. The Board determined that Mr. Pappano is an independent director under Nasdaq’s listing standards and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Mr. Pappano also has been appointed to serve as a member of the Audit Committee of the Board. In connection with this appointment and consistent with Nasdaq’s phase-in exemptions, Mohsin Y. Meghji, the Chairman and Chief Executive Officer of the Company, has resigned from the Audit Committee of the Board. The Company believes that Mr. Pappano is well-qualified to serve as a member of the Board because his investment and finance background adds to, and rounds out the experience of, the Board.

Mr. Pappano has been employed by Barington Capital Group, L.P. since April 2016, where he serves as a Managing Director and Head of Risk Management. Barington Capital Group is a fundamental, value-oriented activist investment management firm. Mr. Pappano had previously been employed by Barington Capital Group from 2002 – 2008 as a Senior Analyst. From June 2008 through February 2015, Mr. Pappano was a Managing Director at Richmond Hill Investment Co., L.P., a New York-based special situations fund, where he served on the Investment Committee. From 1996 through 2002, Mr. Pappano worked at Greenhill & Co, an M&A and restructuring advisory firm, rising from the level of Analyst to Vice President. From 1994 through 1996, Mr. Pappano was an Analyst in the M&A Group of Merrill Lynch & Co. From 1992 through 1994, Mr. Pappano was a consultant in the Business Reorganization Group of Coopers & Lybrand. Mr. Pappano served on the board of Register.com (Cayman) Limited Partnership from 2007 – 2008. Mr. Pappano holds an A.B. in Economics from the College of the Holy Cross.

There are no arrangements or understandings between Mr. Pappano and any other persons pursuant to which Mr. Pappano was appointed as a director of the Company. In addition, there are no family relationships between Mr. Pappano and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Pappano had or will have a direct or material interest, and there are currently no such proposed transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2017

M III ACQUISITION CORP.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer